Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in L. B. Foster Company and Subsidiaries Registration Statements (Forms S-8 No. 33-17073, 33-35152, 33-79450, 333-65885, 333-81535, 333-60488, 333-135002, and 333-159470) of our reports dated March 15, 2010, with respect to the consolidated financial statements of Portec Rail Products, Inc. as of December 31, 2009 appearing in this Form 8-K/A of L.B. Foster Company and Subsidiaries.

/s/ Garbutt & Elliott LLP
Garbutt & Elliott LLP

York    United Kingdom
February 28, 2010